                                                                   EXHIBIT 10.34

                          DEED IN LIEU OF FORECLOSURE

Date:     September 26, 2000

Grantor:  Chem-Way, Inc.

Grantor's Mailing Address:   3050 Post Oak Blvd., Suite 1080
                             Houston, Harris County, Texas  77056

Grantee:  Way Energy, Inc. and Evans Systems, Inc.

Grantee's Mailing Address:   720 North Avenue F
                             Bay City, Matagorda County, Texas  77404

Agreement: Stock Purchase Agreement dated as of October 20, 1998 by and between Affiliated Resources Corporation f/k/a Synaptix System Corporation, a Colorado corporation ("Affiliated") and Evans Systems, Inc., a Texas corporation, ("Evans") and Way Energy, Inc., a Delaware corporation, ("Way")

Security Agreement: Security Agreement dated December 29, 1998 between Affiliated, Way, Evans and Chem-way Systems, Inc. n/k/a Chemway, Inc.

Judgment: Judgment entered in Cause No. 00-J-0443-C styled Evans Systems, Inc. et al vs. Affiliated Resources Corporation et al, in 130th Judicial District Court of Matagorda County, Texas

Consideration: TEN AND NO/100 DOLLARS ($10.00) and further the release of Grantor and Affiliated from all liability for the indebtedness and obligations under the Agreement, Security Agreement and Judgment, except that no release is given of any warranties of title.

Property (including any improvements): All real and personal property of Chemway more particular described as Lots One (1) through Twelve (12), being All of Block Seven (7), D.P. Moore's North Heights Additions of the City of Bay City, Matagorda County, Texas, according to the plat thereof recorded in Volume 24, Page 352 of the Deed Records of Matagorda County, Texas. Commonly known as 1605 Cottonwood, Bay City, Texas; and

All of the assets and properties of Chemway, Inc.;

Without limiting the generality of the foregoing, all of the following assets with respect to or arising from Chemway assets: (a) accounts, chattel paper, tax refunds, contract rights, leases, leasehold interests, letters of credit, instruments, documents, documents of title, patents, copyrights, trademarks, trade names, licenses, goodwill, beneficial interests and general intangibles;
(b) all goods whose sale, lease or other disposition have given rise to accounts and have been returned to or repossessed or stopped in transit; (c) certificated and uncertificated
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securities; (d) goods, including without limitation consumer goods, machinery, equipment, farm products, fixtures and inventory; (e) liens, guaranties and other rights and privileges pertaining to any of the foregoing; (f) monies, reserves, deposits, deposit accounts and interest or dividends thereon, cash or cash equivalents; (g) all accessions to the foregoing, and all litigation proceeds pertaining to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing; (h) all books, records and computer records in any way relating to any of the foregoing; and
(i) all products and proceeds of the foregoing including, without limitation, proceeds of insurance policies insuring the foregoing. The terms used herein to identify all property described in (a) through (i) shall have the same meaning as are assigned to such terms as of the date hereof in the Texas Uniform Commercial Code.

Exceptions to Conveyance and Warranty: Liens, validly existing easements, rights-of-way, and prescriptive rights, whether of record or not; all presently recorded and validly existing restrictions, reservations, covenants, conditions, oil and gas leases, mineral interest outstanding in persons other than Grantor, and other instruments, other than conveyances of the surface fee estate, that affect the Property; validly existing rights of adjoining owners in any walls and fences situated on a common boundary; any discrepancies, conflicts, or shortages in area or boundary lines; any encroachments or overlapping of improvement; and assessments.

Grantor, for the Consideration and subject to the Exceptions to Conveyance and Warranty, grants, sells, and conveys to Grantee the Property, together with all and singular the rights and appurtenances thereto in any way belonging, to have and to hold it to Grantee and Grantee's heirs, successors, and assigns forever. Grantor binds Grantor and Grantor's heirs and successors to warrant and forever defend all and singular the Property to Grantee and Grantee's heirs, successors, and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, except as to the Exceptions to Conveyance and Warranty, by, through or under Grantor but not otherwise.

Conveyance in Lieu of Foreclosure. This deed and the conveyances being made are executed, delivered, and accepted in lieu of foreclosure and will be interpreted and construed the same as a foreclosure of the security interest created by the Security Agreement and as an absolute conveyance to Grantee of all right, title, and interest in and to the Property, including specifically but without limitation any equity or rights of redemption of Grantor in or to the Property.


              GRANTOR:

              CHEMWAY, INC.


              /s/ Peter C. Vanucci
              ____________________________________________________
              By:  Peter C. Vanucci
              Title:  Chairman/CEO
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              GRANTEE:

              WAY ENERGY, INC.

              /s/ J.L. Evans, Sr.
              ____________________________________________________
              By:  J.L. Evans, Sr.
              Title:  President


              EVANS SYSTEMS, INC.

              /s/ J.L. Evans, Sr.
              ____________________________________________________
              By:  J.L. Evans, Sr.
              Title:  President


THE STATE OF TEXAS      (S)
COUNTY OF MATAGORDA     (S)

     THIS INSTRUMENT was acknowledged before me on the 4th day of December, 2000, by PETER C. VANUCCI, Chairman & CEO of CHEMWAY, INC., a Texas corporation, on behalf of said corporation.

              /s/ Terry Merendino
              _______________________________________
(SEAL)
              Terry Merendino
              ---------------------------------------
              (Printed or Stamped Name of Notary)
              My Commission Expires:     3/28/02
                                     ----------------


THE STATE OF TEXAS      (S)
COUNTY OF MATAGORDA     (S)

     THIS INSTRUMENT was acknowledged before me on the 4th day of December, 2000, by J.L. EVANS, SR. President of WAY ENERGY, INC. and EVANS SYSTEMS, INC., Texas corporations, on behalf of said corporations.

              /s/ Terry Merendino
              _______________________________________
(SEAL)
              Terry Merendino
              ---------------------------------------
              (Printed or Stamped Name of Notary)
              My Commission Expires:     3/28/02
                                     ----------------